UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  November 8, 2011

COMSTOCK RESOURCES, INC.

(Exact Name of Registrant as Specified in Charter)

STATE OF NEVADA	001-03262	94-1667468
(State or other jurisdiction incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5300 Town and Country Boulevard
Suite 500
Frisco, Texas 75034
(Address of principal executive offices)

(972) 668-8800
(Registrant's Telephone No.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On November 8, 2011, the Board of Directors of Comstock Resources, Inc. (the "Company") amended its Bylaws to provide for a majority voting standard in uncontested elections of directors and to add a director resignation procedure consistent with the new majority voting standard.  The text of this amendment is as follows:

Amend Article II, Section 9 of the Bylaws to insert the following language:

At any meeting for the election of directors at which a quorum is present, each director shall be elected by the vote of a majority of the votes cast representing shares present in person or by proxy and entitled to vote at the meeting.  However, in a contested election, meaning the number of nominees on the ballot for any election of directors exceeds the number of directors to be elected, the directors shall be elected by the vote of a plurality of the votes cast representing shares present in person or by proxy and entitled to vote on the election of directors.

For purposes hereof, a majority of the votes cast means that the number of shares voted "for" a director must exceed the number of votes cast "against" the election of that director.  "Votes cast" shall not include abstentions.  Ballots will not give stockholders the option to "withhold" votes from the election of directors, but rather will give the choice to vote "for" or "against" each director or to abstain.

Prior to each meeting for the election of directors, each incumbent director nominee shall submit to the Board of Directors an irrevocable letter of resignation, which shall become effective if both (1) in a uncontested election the incumbent director nominee does not receive a majority of the votes cast representing shares present in person or by proxy and entitled to vote at such meeting and (2) the Board of Directors determines, on an informed basis and in good faith, that acceptance of the resignation is in the best interests of the Corporation.  The Corporate Governance/Nominating Committee shall consider the resignation and recommend to the Board of Directors whether to accept it. The Board of Directors will consider and act on the Corporate Governance/Nominating Committee's recommendation and publicly disclose its determination.  Any director who does not receive a majority of the votes cast representing shares present in person or by proxy and entitled to vote at the meeting shall not participate in the Board of Directors' decision with respect to his or her resignation.

If the Board of Directors determines to accept the resignation of an unsuccessful incumbent director nominee, then the Board of Directors may fill the resulting vacancy pursuant to Article III, Section 8 of these Bylaws or may decrease the size of the Board of Directors via resolution pursuant to the provisions of Article III, Section 1 of these Bylaws or leave the seat vacant.

The foregoing is qualified in its entirety by reference to the amended Bylaws of Comstock Resources, Inc., filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits

Exhibit 3.1	Bylaws of Comstock Resources, Inc., as amended November 8, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

COMSTOCK RESOURCES, INC.

Dated: November 10, 2011	By:	/s/ ROLAND O. BURNS
Roland O. Burns
Senior Vice President and Chief Financial Officer